Exhibit 10.25

                               AGREEMENT NO. 99-73

                                  99 - 03 W.B.

                              NORTHEAST BAKERSFIELD
                             WATER SUPPLY AGREEMENT

            THIS AGREEMENT is made and entered into on MAR 31 1999 by and between the CITY OF BAKERSFIELD, a Charter CITY and municipal corporation, ("CITY" herein) and CALIFORNIA WATER SERVICE COMPANY, a California public utility water corporation ("CAL WATER" herein).

                                    RECITALS

            WHEREAS, CITY and CAL WATER have each been investigating the feasibility of providing water to areas in northeast Bakersfield that are not represented by organized water districts or purveyors; and

            WHEREAS, CAL WATER is currently engaged in purveying domestic water to, among others, residents and citizens within the CITY and desires to expand its service and augment its existing water service in the incorporated northeast Bakersfield system; and

            WHEREAS, It is currently CAL WATER and CITY's desire that CAL WATER provide high quality domestic water service using Kern River water to CITY residents in the Northeast Bakersfield area; and

            WHEREAS, on December 22, 1976, CITY acquired water rights to the Kern River in order to meet the present and future needs of the citizens of Bakersfield; and

            WHEREAS, CITY and CAL WATER will cooperate and effect a project to achieve water service to the incorporated northeast Bakersfield area, termed the Northeast Water Supply Project (NEWSP), that will include a Kern River intake structure, settling/storage reservoirs, high and low lift pump stations, filtration plant and transmission and distribution pipelines all to be located within the area described as NEWSP; and

            WHEREAS, CITY has received bicycle path funding to extend the path from Alfred Harrell Highway to Paladino Drive along the alignment of the future Morning Drive and thus creating an opportunity to install water facilities coincidental with bicycle path construction; and


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            WHEREAS,  the County of Kern (COUNTY)  owns the Kern River  Regional
Park, consisting of the Hart Memorial Park (HMP) unit, the California Living Museum (CALM), and Kern County Soccer Park (KSP) and COUNTY desires to improve water delivery services from the Kern River to these lands; and

            WHEREAS, CITY and COUNTY have entered into Operational Agreement No. 98-224 and a Non-exclusive Easement for Water Facilities that are incorporated by reference and attached as Exhibit "A", that grants right-of-ways and use of portions of the Kern River Regional Park to construct, operate and maintain facilities required for the NEWSP.

            NOW, THEREFORE, incorporating the foregoing recitals herein, it is mutually agreed as follows:

      1. WATER SUPPLY. CITY will make available to CAL WATER a Kern River surface water supply to serve the needs of present and future CITY residents located in the area described as Northeast Bakersfield to include those lands within the area described herein as the NEWSP. The parties anticipate CITY will make available to CAL WATER up to 12,000 (Twelve Thousand) acre-feet per year to meet the initial needs of a newly constructed filtration plant. CITY is to provide additional water to meet future demands of the NEWSP filtration plant as projected on schedules provided in Exhibit "B".

      2. AREA OF SERVICE. The NEWSP area of service for the supplying of high quality domestic water service shall be bounded on the north by the Kern River, on the east by Olcese Water District's boundary, on the south by East Niles Community Service District boundary, and to the west by the franchise service territory of CAL WATER that lies within the CITY limits. These boundaries may be changed by the mutual consent of both parties and may be adjusted for CITY annexations; however, CAL WATER understands the CITY will require water supplied hereunder will only be delivered to CITY residences within the incorporated boundaries of the CITY no matter what the specified boundaries described in this Agreement. Both parties acknowledge the water acquired hereunder by CAL WATER may be commingled with other waters at any time with the resulting goal that the water quality at all times shall meet or exceed all Federal, State, and local statutory and regulatory water quality standards, including, but not limited to, California Department of Health Services standards. A map showing the NEWSP area is attached hereto as Exhibit "C", and incorporated by reference as though fully set forth.

      3. POINT OF DELIVERY AND MEASUREMENT. CITY shall make available to CAL WATER a Kern River water supply at the southerly end of the proposed settling basins, near CALM and KSP in Section 5 of T.29S./R.29E. Measuring devices shall be installed and maintained by CAL WATER, with approval of CITY, in accordance to industry standards as set by the American Water Works Association.


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      4. WATER FACILITIES.

            4.1 The CITY will design, finance, construct, own and operate the Kern River diversion and intake works to meet normal seasonal demand of the Northeast Filtration Plant, including but not limited to:

                  4.1.1 Acquisition of land,  right-of-ways  or easements needed for diversion works and settling basins;

                  4.1.2 Kern River intake and low-lift pump station;

                  4.1.3 Canal  from  diversion  works to raw water  storage  and settling reservoirs;

                  4.1.4 Settling reservoirs or pools; and

                  4.1.5 Turn-outs to HMP, KSP and CALM.

            4.2 CAL WATER will design, finance, construct, own and operate the facilities that are needed to transport, purify and deliver water to NEWSP, including, but not limited to:

                  4.2.1 Acquisition  of all  land,  easements  or  right-of-ways needed for construction and locating pipelines, filtration plants, pump stations and all works CAL WATER may need for this project;

                  4.2.2 High lift pump station and facility for metering  supply delivered by CITY at southerly end of settling basins;

                  4.2.3 Intake   pipeline   from  high  lift  pump   station  to
                        filtration plant;

                  4.2.4 Filtration plant;

                  4.2.5 Transmission  pipelines and facilities to provide retail delivery within NEWSP. Said transmission facilities may be funded under California Public Utilities Commission extension agreement rules.

            4.3 Each party agrees to construct all the listed water facilities and put said facilities into operation within six (6) years from the date this Agreement is executed.

      5. FAILURE TO CONSTRUCT. Each party to this Agreement will bear the cost and risk of constructing the water facilities listed for which each party is responsible as set forth in Section 4 of this Agreement. Under no circumstances shall either party pay for the construction of facilities which are to be constructed by the other.

      6. PLACE OF USE. The water supplied by CITY to CAL WATER under this agreement shall be used by CAL WATER for the sole purpose of purification and distribution to residents of the CITY of Bakersfield in the NEWSP area.


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      7. WATER QUALITY.  CITY does not represent or guarantee the quality of the raw water which is subject of this Agreement. CAL WATER understands the water specified for delivery under this Agreement, as supplied from the Kern River, is untreated and not fit for human consumption as delivered. CAL WATER shall be solely responsible for testing said water and for any and all treatment which may be necessary to bring the water into conformity with all Federal, State and local domestic water quality requirements prior to its delivery for domestic use. CITY shall not be responsible for the quality of water delivered by CAL WATER in any way or at any time and CAL WATER's failure to test or property treat the water is not the responsibility of CITY. By execution of this Agreement CAL WATER expressly waives any and all legal remedies against CITY, from the CITY's delivery of non-potable water to CAL WATER. CAL WATER shall indemnify, defend and hold CITY harmless from and against any and all claims from or against CAL WATER for failure to delivery water to domestic users pursuant to this Agreement in conformance with Federal, State and local domestic water quality requirements. CITY will provide timely notice to CAL WATER of contamination to the water delivered of which the CITY has actual knowledge.

      8. COMPENSATION TO CITY. To compensate CITY for CITY Kern River water delivered hereunder (except as otherwise provided herein), CAL WATER shall pay CITY Fifty-five Dollars ($55.00) per acre foot. The price is subject to annual adjustment on the basis of the January 1999 Producer Price Index for "All Commodities" published by the Bureau of Labor Statistics of the U. S. Department of Labor and first adjustment shall occur in January of the year following execution of this Agreement. The price as stated shall include all costs CITY may incur in pumping, exchange and storage fees in delivering Kern River water to CAL WATER high lift pump station metering point. Payment in full shall be made to CITY within thirty (30) days after mailing of an itemized invoice to CAL WATER. The due date on the invoice shall be clearly set forth and shall be thirty (30) days beyond the billing date. CITY shall bill CAL WATER for quantities delivered only after the water is actually delivered by CITY through the high lift pump station metering facility. CAL WATER shall not assess or levy any charge of any kind or type to CITY for the delivery of said water. Failure to pay CITY in full within thirty (30) days of the due date shall subject CAL WATER to late fees. Reasonable late fee amounts (not to exceed 6% on unpaid balance) may be assessed by CITY and shall be paid by CAL WATER upon demand. At CITY's sole discretion, CITY may terminate this Agreement after notice and a sixty (60) day cure period for failure to pay all charges assessed for water delivery and collect all past due sums and late fees.

      9. CONSUMER WATER RATES. CAL WATER intends and will use its best efforts to continue with a single tariff water rate schedule for domestic water service to all its Bakersfield district customers. The single rate tariff would apply to customers in the existing system and in the NEWSP project area. CITY and CAL WATER understand and agree that CAL WATER's rates are currently subject to the jurisdiction and control of the California Public Utilities Commission (CPUC) and CAL WATER's rates will comply with decisions issued by the CPUC.


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      10. SPECIAL FACILITY FEE. CAL WATER special facility fees may be necessary to  supplement  the  financing of the  construction  of  facilities as listed in
Section 4.2 of this Agreement. CAL WATER shall petition the CPUC to allow the imposition of special facility fees to new water service connections within the service territory of CAL WATER in its Bakersfield District and a differential fee structure to those properties connecting in the NEWSP.

      11. ENVIRONMENTAL STUDIES OR REVIEW. CITY shall be responsible at its sole cost for preparation of any environmental impact reviews or reports required under State and Federal law for the NEWSP. The environmental review will be provided for the project that includes, but is not necessarily limited to the Kern River intake structure, canal to settling basins, pipeline and conveyance facilities to Hart Park the settling basins or lagoons, pumping stations, raw water transmission pipes, filtration plant site and major trunk distribution mains. If available, CAL WATER may obtain copies of CITY treated water data otherwise available to the public.

      12. ACCOUNTING RECORDS. CITY and CAL WATER shall maintain accurate accounting records and other written documentation pertaining to all costs incurred in performance of this Agreement. Such records and documentation shall be kept at each party's office during the term of this Agreement and said records shall be made available to CITY or CAL WATER representatives upon proper request.

      13. ASSIGNMENT. This Agreement shall not be assigned by any party, or any party substituted, without prior written consent of all the parties.

      14. BINDING EFFECT. The rights and obligations of this Agreement shall inure to the benefit of, and be binding upon, the parties to this Agreement and their heirs, administrators, executors, personal representatives, successors and assigns.

      15. CITY INSURANCE. CITY represents it is self-insured and will, throughout the term of the this Agreement, maintain its self-insurance program. Currently the CITY is self-insured for One Million Dollars ($1,000,000) and carries additional coverage through an insurance pooling arrangement termed ACCELL. The amounts of this additional coverage may vary. CITY warrants that, at all times during the term of this Agreement, it shall have and maintain workers' compensation insurance in compliance with the Labor Code of the State of California. CITY shall supply documentation of its self-insurance program to CAL WATER upon request.

      16. COMPLIANCE WITH ALL LAWS. In connection with the performance of its obligation under this Agreement, CAL WATER shall, at CAL WATER's sole cost, comply with all of the requirements of Municipal, State, and Federal authorities now in force, or which may hereafter be in force, pertaining to this Agreement, and shall faithfully observe in all activities relating to or growing out of this Agreement all Municipal ordinances and State and Federal statutes, rules or regulations now in force or which may hereafter be in force.


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      17. CONFIDENTIALITY.  During the term of this Agreement, CAL WATER will be
dealing  with  information  of  a  legal  and  confidential   nature,  and  such
information could severely damage CITY if disclosed to outside parties. CAL WATER will not disclose to any person, directly or indirectly, either during the term of this Agreement or at any time thereafter, any such information or use such information other than as necessary in the course of this Agreement. Confidential information given to CAL WATER under this Agreement is the
exclusive  property  of  the  CITY.  Under  no  circumstances   shall  any  such
information or documents be removed from the CITY's offices without the CITY's prior written consent. CITY is subject to the Public Records Act and cannot maintain confidential records unless allowed by said Act. CITY understands CAL WATER may, through the California Public Utilities Commission, be required to release documents. It shall not be a violation of this Agreement to release documents or information which are required by law to be public.

      18. CORPORATE AUTHORITY. Each individual executing this Agreement represents and warrants they are duly authorized to execute and deliver this Agreement on behalf of the corporation or organization, if any, named herein and this Agreement is binding upon said corporation or organization in accordance with its terms.

      19. EXECUTION. This Agreement is effective upon execution. It is the product of negotiation and all parties are equally responsible for authorship of this Agreement. Section 1654 of the California Civil Code shall not apply to the interpretation of this Agreement.

      20. EXHIBITS. In the event of a conflict between the terms, conditions or specifications set forth in this Agreement and those in exhibits attached hereto, the terms, conditions, or specifications set forth in this Agreement shall prevail. All exhibits to which reference is made in this Agreement are deemed incorporated in this Agreement, whether or not actually attached.

      21. FORUM. Any lawsuit pertaining to any matter arising under, or growing out of, this Agreement shall be instituted in Kern County, California.

      22. JOINT LIMITATION ON LIABILITIES AND INDEMNIFICATION.

            22.1 Neither party shall be liable to the other party for any loss, damage, liability, claim or cause of action for damage to or destruction of property or for injury to or death of persons arising solely from any act or omission of the other party's officers, council, directors, agents or employees.

            22.2 CITY and CAL WATER agree to indemnify and hold each other harmless from any and all claims, demands, liabilities, losses or causes of action which arise by virtue of its own acts or omissions


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                  (either  directly  or  through  or  by  its  agents,  council, directors, officers, or employees) to such extent and in such part as the respective parties are found by reason of law to have proximately caused the injury or damage.

            22.3 The party against whom any claim arising from any subject matter of this Agreement is filed shall give prompt notice of the filing of the claim to the other party.

      23. INDEPENDENT CONTRACTOR. CAL WATER shall not become or be deemed a partner or joint venturer with CITY or associate in any relationship with CAL WATER by reason of the provisions of this Agreement other than specified herein. CAL WATER shall not, for any purpose, be considered an agent, officer or employee of CITY in regard to this Agreement.

      24. INSURANCE. CAL WATER shall procure and maintain for the duration of this Agreement the following types and limits of insurance ("basic insurance requirements" herein):

            24.1 Automobile liability insurance, providing coverage on an occurrence basis for bodily injury, including death, of one or more persons, property damage and personal injury, with limits of not less than One Million Dollars ($1,000,000) per occurrence; and the policy shall:

                  24.1.1 Provide coverage for owned, non-owned and hired autos.

                  24.1.2 Contain an additional  insured  endorsement in favor of
                         the  CITY,  its  mayor,  council,   officers,   agents,
                         employees and designated volunteers.

            24.2 Broad form commercial general liability insurance, providing coverage on an occurrence basis for bodily injury, including death, of one or more persons, property damage and personal injury, with limits of not less than One Million Dollars ($1,000,000) per occurrence; and the policy shall:

                  24.2.1 Provide contractual liability coverage for the terms of this Agreement.

                  24.2.2 Contain an additional  insured  endorsement in favor of
                         the  CITY,  its  mayor,  council,   officers,   agents,
                         employees and designated volunteers.


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            24.3  Workers' compensation  insurance,  as required or permitted by
                  California state law.

All policies required of CAL WATER shall be primary insurance as to the CITY, its mayor, council, officers, agents, employees, or designated volunteers and any insurance or self-insurance maintained by the CITY, its mayor, council, officers, agents, employees, and designated volunteers shall be excess of the CAL WATER's insurance and shall not contribute with it.

Insurance is to be placed with insurers with a Bests' rating of no less than A:VII. Any deductibles, self-insured retentions or insurance In lesser amounts, or lack of certain types of insurance otherwise required by this Agreement, or insurance rated below Bests' A:VII, must be declared prior to execution of this Agreement and approved by the CITY in writing.

All policies shall contain an endorsement providing the CITY with thirty (30) days written notice of cancellation or material change in policy language or terms. All policies shall provide that there shall be continuing liability thereon, notwithstanding any recovery on any policy.

The insurance required hereunder shall be maintained until all work required to be performed by this Agreement is satisfactorily completed as evidenced by written acceptance by the CITY.

CAL WATER shall furnish the City Risk Manager with a certificate of insurance and required endorsements evidencing the insurance required. CAL WATER shall provide CITY with certificates of insurance and endorsements required prior to the execution of this Agreement.

Unless otherwise approved by the CITY, if any part of the work under this Agreement is subcontracted, the "basic insurance requirements" set forth above shall be provided by, or on behalf of, all subcontractors even if the CITY has approved lesser insurance requirements for CAL WATER.

      25.  MERGER  AND  MODIFICATION.  This  Agreement  sets  forth  the  entire
Agreement between the parties and supersedes all other oral or written representations. Its terms are intended by the parties as a final expression of their agreement with respect to such terms as are included herein and may not be contradicted by evidence of any prior agreement or contemporaneous oral agreement. The parties further intend this Agreement constitutes the complete and exclusive statement of its terms and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding involving this Agreement. This Agreement may be modified only in a writing approved by the CITY Council and signed by all the parties.


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      26.  NON-INTEREST.  No  officer  or  employee  of the CITY  shall hold any interest in this Agreement (California Government Code section 1090).

      27. NOTICES. All notices relative to this Agreement shall be given in writing and shall be personally served or sent by certified or registered mail and be effective upon actual personal service or depositing in the United States mail. The parties shall be addressed as follows, or at any other address designated by notice:

           CITY:      CITY OF BAKERSFIELD
                      CITY Hall
                      1501 Truxtun Avenue
                      Bakersfield, California, 93301

           CAL WATER: CALIFORNIA WATER SERVICE COMPANY
                      1720 North First Street
                      San Jose, CA 95112-4598

      28. POSSESSORY INTEREST TAXES. CAL WATER's interest hereunder may be subject to property taxation and CAL WATER, as a party in whom a possessing interest is vested, may be subject to the payment of property taxes levied on such interest, and shall pay all such possessory interest taxes.

      29. PRE-JUDGEMENT INTEREST. In the event of a default by any party to this Agreement, the non-defaulting party shall be allowed to recover interest on all damages at the legal rate from the date of the breach.

      30. TAX NUMBERS.

          CAL WATER's Federal Tax Identification No. 94-0362795.
          CAL WATER is a corporation?  Yes X No __.
                                      (Please check one.)

      31. TERM. This Agreement shall commence upon date of execution and terminate on December 31, 2022 unless sooner terminated as herein provided. This Agreement will automatically renew for an additional term of ten (10) years unless either party provides written notice within 180 days of termination date.

      32. TIME. Time is of the essence in this Agreement.

      33. WAIVER OF DEFAULT. The failure of any party to enforce against another a provision of this Agreement shall not constitute a waiver of that party's right to enforce such a provision at a later time, and shall not serve to vary the terms of this Agreement.


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

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed, the day and year first-above written.

      "CITY"                                        "CAL WATER"

CITY OF BAKERSFIELD                          CALIFORNIA WATER SERVICE
                                             COMPANY

By: /s/ Bob Price                            By: /s/ Peter C. Nelson
    -------------------------                    -------------------------
    BOB PRICE, Mayor                         Title: President
                                                    ----------------------

APPROVED AS TO CONTENT:                      By: /s/ [ILLEGIBLE]
WATER RESOURCES DEPARTMENT                       -------------------------
                                             Title: Corporate Secretary
                                                    ----------------------
By: /s/ Gene Bogart
    -------------------------
    GENE BOGART
    Water Resources Manager

APPROVED AS TO FORM:
OFFICE OF THE CITY ATTORNEY

By: /s/ Bart J. Thiltgen
    -------------------------
    BART J. THILTGEN
    City Attorney

COUNTERSIGNED:

By: /s/ Gregory J. Klimko
    -------------------------
    GREGORY J. KLIMKO
    Finance Director

Attachments:

         Exhibit "A", Exhibit "B", Exhibit "C"

ADD:dlr
T:\Water\CalWaterNWSP 2 wpd
December 14, 1998


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

                                                           Kern County EXHIBIT A

                                                           Agt # 734-98

                              AGREEMENT NO. 98-224
                               Approved 9/23/1998

                              OPERATIONAL AGREEMENT
                         NORTHEAST WATER SUPPLY PROJECT

      THIS OPERATIONAL AGREEMENT, is made and entered into this 15th day of September, 1998, by and between the CITY OF BAKERSFIELD, a municipal corporation and charter city ("CITY" herein), and the COUNTY OF KERN, a political subdivision of the State of California ("COUNTY" herein),

                                    RECITALS

      WHEREAS, CITY and CALIFORNIA WATER SERVICE COMPANY ("CAL WATER" herein) are cooperating to develop water service to CITY residents in the northeast Bakersfield area, and

      WHEREAS, COUNTY leases property to the COUNTY BOARD) OF EDUCATION for the benefit of CALIFORNIA LIVING MUSEUM ("CALM" herein) for non-profit purposes; and

      WHEREAS, COUNTY AND CALM see benefits to both parties in developing the northeast water supply as set forth in this Agreement and in cooperating with the CITY and CAL WATER in granting easements for its development; and

      WHEREAS, the water facilities to be constructed include, but are not limited to, access, diversion works, headworks, headgates, pump stations, canals, water storage facilities, settling reservoirs or ponds, turnouts, pipelines, filtration plants, and other related facilities ("Water Facilities" herein); and

      WHEREAS, CAL WATER is currently engaged in purveying domestic water to, among others, residents and citizens within the CITY's incorporated area; and

      WHEREAS, that portion of the Kern River County Park, owned by the COUNTY consisting of CALM, Kern County Soccer Park, and Hart Memorial Park would benefit from an improved water delivery service from the Kern River; and

      WHEREAS, CITY and CAL WATER desire to cooperate and effect a project to provide high quality domestic water service using Kern River water to residents and citizens of the CITY in the northeast Bakersfield area.

      NOW, THEREFORE, incorporating the foregoing recitals herein, CITY and COUNTY mutually agree as follows:

1. OWNERSHIP OF WATER. CITY shall own all water diverted into the Transfer Facilities which shall start with the Kern River intake or headworks, except for water diverted for COUNTY use under the existing March 17, 1934 agreement. CITY may sell or otherwise put its water to beneficial use Notwithstanding the foregoing, the existing March 17, 1934 agreement for supplying water to Hart Memorial Park shall remain in full force and effect and shall not be modified by this Agreement. In addition, CITY agrees to provide to County (at no cost) up to a maximum of 648 acre feet of City water annually for use on County property which is currently under lease to CALM and the Kern County Soccer Foundation, in addition to water diverted under the March 17, 1934 agreement.

2. OPERATION AND MAINTENANCE. CITY shall be responsible for the design, construction, operation and maintenance of the new Kern River intake structure, low-lift pump station, pipelines connecting CITY's facilities, canal and raw water storage reservoirs and settling ponds, including the turnouts (head gates) to Hart Memorial Park, the Kern County Soccer Park and CALM, and the required service roads and security fencing. CITY shall maintain a minimum of 150 feet of unobstructed public access paralleling the south shoreline of the Kern River (as measured from the mean high water mark) to allow public access to and along the Kern River Notwithstanding the foregoing, CITY may preclude public access to the Kern River along the length of the intake structure (for public safety reasons). Portions of the intake structure may encroach south of the mean high water mark, however, unobstructed public access along the south side of the intake structure shall be at least 150 feet in width. CITY shall provide suitable screening of the Kern River intake structure, including but not limited to, native vegetation, trees, berms and other landscapes that compliment the natural surrounding. Under CITY's direction and control, CAL WATER shall be responsible for the design, construction, operation and maintenance of the high-lift pump station and metering facility, pipelines connecting to CAL WATER's facilities located at the south end of the future reservoir sites. Neither COUNTY, the Kern County Soccer Foundation or CALM will have maintenance, repair; or operation responsibility of any kind or nature concerning the Water Facilities, including without limitation, all electrical costs associated with the operations of the low and high-lift pump stations.

3. RECORDS AND SCHEDULING. CITY shall maintain records of all water diverted via Water Facilities head works. All water to be diverted shall be scheduled Twenty-four (24) hours in advance through the CITY Water Dispatcher. CITY, as owner and operator of the head works, shall have sole control of same. Notwithstanding the foregoing, CITY will provide such water as COUNTY is entitled to in Section 1 hereof, on an uninterrupted basis (except for circumstances beyond CITY's control) unless notified to the contrary by COUNTY.

4. TERM. The term of this Agreement shall commence the day and year first-above written and the same shall continue thereafter in full force and effect unless terminated. This Agreement terminates if the easement reverts to the COUNTY for failure to engage in the uses specified therein.

5. ASSIGNMENT. This Agreement shall not be assigned by any party, or any party substituted, without prior written consent of all the parties.

6. BINDING EFFECT. The rights and obligations of this Agreement shall inure to the benefit of, and be binding upon, the parties to the Agreement and their heirs, administrators, executors, personal representative, successors and assigns.

7. CITY INSURANCE. CITY, in order to protect COUNTY, its governing board, commissions, officers, agents and employees against all claims and expense for death, injury, loss, or damage as a result of CITY's use of and activities on the premises or in connection therewith, shall secure and maintain in force during the life of the Agreement and covering all of CITY's operations and activities on the premises, the following insurance:

      CITY represents it is self insured with certain excess coverage and will, throughout the term of this Agreement, maintain self-insurance limits of One Million Dollars ($1,000,000) with a minimum of excess insurance coverage to Ten Million Dollars ($10,000,000). CITY warrants that, at all times during the term of this Agreement, it shall have and maintain worker's compensation insurance in compliance with the Labor Code of the State of California.

8. JOINT LIMITATION ON LIABILITIES AND INDEMNIFICATION.

      8.1 No party shall be liable to any other party for any loss, damage, liability, claim or cause of action for damage to or destruction of property or for injury to or death of persons arising solely from any act or omission of any other party's officers agents or employees.

      8.2 CITY and COUNTY agree to indemnify, defend and hold each other harmless from any and all claims, demands liabilities, losses or causes of action which result from its own acts or omissions (either directly or through or by its agents, officers, or employees) to such extent and in such part as the respective parties are found by reason of law to have proximately caused the injury or damage.

      8.3 The party against whom any claim arising from any subject matter of this Agreement is filed shall give prompt notice of the filing of the claim to all other parties.

9. CORPORATE AUTHORITY. Each individual executing this Agreement represents and warrants they are duly authorized to execute and deliver this Agreement on behalf of the corporation or organization, if any, named herein and this Agreement is binding upon said corporation or organization in accordance with its terms.

10. EXECUTION. This Agreement is effective upon execution. It is the product of negotiation and all parties are equally responsible for authorship of this Agreement. Section 1654 of the California Civil Code shall not apply to the interpretation of this Agreement.

11. EXHIBITS. In the event of a conflict between the terms, conditions or specifications set forth in this Agreement and those in exhibits attached hereto, the terms, conditions, or specifications set forth in this Agreement shall prevail. All exhibits to which reference is made in this Agreement are deemed incorporated in this Agreement, whether or not actually attached.

12. FORUM. Any lawsuit pertaining to any matter arising under, or growing out of this Agreement shall be instituted in Kern County, California.

13. MERGER AND MODIFICATION. This Agreement sets forth the entire Agreement between the parties and supersedes all other oral or written representations. This Agreement may be modified only in a writing approved by the Kern County Board of Supervisors and the CITY Council.

14. NON-INTEREST. No officer or employee of the CITY shall hold any interest in this Agreement (California Government Code section 1090).

15. NOTICES. All notices relative to this Agreement shall be given in writing and shall be personally served or sent by certified or registered mail and be effective upon actual personal service or depositing in the United States mail. The parties shall be addressed as follows, or at any other address designated by notice:

             CITY:   CITY OF BAKERSFIELD
                     Water Resources Dept.
                     1000 Buena Vista Road
                     Bakersfield, CA 93311

             COUNTY: County of Kern
                     Parks and Recreation Dept.
                     1110 Golden State Ave.
                     Bakersfield, CA 93301

16. WAIVER OF DEFAULT. The failure of any party to enforce against another a provision of this Agreement shall not constitute a waiver of that party's right to enforce such a provision at a later time, and shall not serve to vary the terms of this Agreement.

///

                                       ///

                                                                             ///

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed, the day and year first-above written.

      "CITY"                                       "COUNTY"

CITY OF BAKERSFIELD                          COUNTY OF KERN

By: /s/ Bob Price                            By: /s/ Pete H. Parra
    -------------------------                    -------------------------
    BOB PRICE, Mayor                             PETE H. PARRA, Chairman,
                                                 Board of Supervisors

APPROVED AS TO CONTENT:                      APPROVED AS TO CONTENT:
WATER RESOURCES DEPATMENT                    PARKS & RECREATION DEPT.

By: /s/ Gene Bogart                          By: /s/ Robert D. Addison
    -------------------------                    -------------------------
    GENE BOGART                                  ROBERT D. ADDISON, Director
    Water Resources Manager

APPROVED AS TO FORM:                         APPROVED AS TO CONTENT:
OFFICE OF THE CITY ATTORNEY                  COUNTY ADMINISTRATIVE OFFICE

By: /s/ Alan D. Daniel                       By: /s/ William A. Wilbanks
    -------------------------                    -------------------------
    ALAN D. DANIEL                               WILLIAM A. WILBANKS, Assistant
    Assistant City Attorney                      County Administrative Officer
                                                 for General Services

COUNTERSIGNED:                               APPROVED AS TO FORM:
                                             OFFICE OF THE COUNTY COUNSEL

By: /s/ Gregory J. Klimko                    By: /s/ Bruce Divelbliss
    -------------------------                    -------------------------
    GREGORY J. KLIMKO                            BRUCE DIVELBLISS, Deputy
    Finance Director

                                James Maples Assessor-Recorder          JASON
                                Kern County Official Records            Pages: 6

                                DOCUMENT #: 0198134283                 9/29/1998
                                                                       8:00:00
RECORDING REQUESTED BY AND
WHEN RECORDED MAIL TO:
                                    [BAR CODE OMITTED]          Fees
CITY OF BAKERSFIELD                     0198132483              Taxes
PROPERTY MANAGEMENT DEPT                                        Other
1501 TRUXTLJN AVENUE                                            TOTAL
BAKERSFIELD, CA 93301                                            PAID

                                                                   Stat Types: I
--------------------------------------------------------------------------------
Portion of Assessor's Parcel No 386-030-17        Space above for Recorder's use

                                                                            4951

             NON-EXCLUS1VE EASEMENT FOR WATER FACILITIES AND ACCESS

      FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, the COUNTY OF KERN, a political subdivision of the State of California ("County") hereby grants to the CITY OF BAKERSFIELD, a municipal corporation and charter city ("City"), upon condition that the City engages in the described uses of the property, a non-exclusive easement to lay, remove, construct, operate, maintain, repair, reconstruct, or change the size of electrical facilities, diversion works, head works, head gates, sealing reservoirs or ponds, pump stations, canals, water storage facilities and the pertinent and necessary surface and subsurface structures, fittings, and other equipment, with the right of ingress and egress thereto, in, under, across, over and upon those parcels of land described in Exhibit "A" as Parcel No. 1, Parcel No. 2 and Parcel No. 3 and shown on the drawing entitled "Figure 1", all of which are attached hereto and incorporated herein by this reference City shall maintain 150 feet of unobstructed public access paralleling the Kern River as measured from the mean high water mark or the south side of any intake structure on the southern side of the Kern River. City may prevent access to any intake structure built by City. The design, construction and maintenance of the water facilities shall compliment the natural park setting of Kern River County Park. All construction plans must be approved in advance by County. County shall have a 60 day period in which to review and comment on the plans. The plans shall be deemed approved if County does not respond within 60 days of County's receipt of the plans. The rights conveyed hereunder are subject to the provisions of the 1974 Quitclaim Deed recorded in the County of Kern at Book 4847 Page 1882, whereby the State of California transferred title to the property described in Exhibit "A" to the County of Kern, including the restriction therein that the property be used "...only for park and recreation purposes..."

In the event the City fails to use the easement for any of the stated purposes for a period of two (2) years, all rights conveyed hereunder shall automatically revert to the County, who shall be immediately entitled to exclusive possession of the premises. In the event of such reversion, City shall restore the property encumbered by the easement to its original condition, or as near thereto as is reasonably possible, unless directed otherwise by County.

IN WITNESS WHEREOF, COUNTY executes this easement on:

                                                  September 15, 1998
                                                  -------------

                                                  /s/ Pete H. Parra
                                                  ------------------------------
                                                  Chairman, Board of Supervisors

                                                                        "County"

                                                                            4951

                               CITY OF BAKERSFIELD
                               RESERVOIR EASEMENT

                                  PARCEL NO. 1

      All that portion of Section 5, Township 29 South, Range 29 East, MDB&M, County of Kern, State of California, being a parcel of land described as:

      Commencing  at the  Northwest  corner  of the  Southwest  quarter  of said
Section;

THENCE (1) South 0(degrees) 39' 47" East, along the West line of said Southwest quarter, a distance of 433.02 feet to the centerline of County Road No. 2239 as shown on Map 9P1KRP1aM5, on file in the Kern County Surveyors office;

THENCE (2) South 65(degrees) 07' 49" East, along said centerline,  a distance of
      414.81 feet, to the centerline of the future extension of Morning Drive;

THENCE (3) North 42(degrees) 19' 44" East,  along said extension,  a distance of
      800.00 feet;

THENCE (4) South 47(degrees) 40' 16" East, a distance of 55.00 feet to the easterly right-of-way of the future extension of Morning Drive;

THENCE (5) North 42(degrees)  19' 44" East, a distance of 886.31 feet,  to Lease
      Corner No. 7 as identified on said Map 9P1KRP1aM5;

THENCE (6) South 70(degrees) 28' 33" East, a distance of 37.97 feet, to the true point of beginning;

THENCE (7) South 70(degrees)  28' 33" East, a distance of 1265.89 feet, to Lease
      Corner No 6;

THENCE (8) From a tangent which bears North 83(degrees) 02' 16" East, easterly along a curve, concave southerly, having a radius of 1800 feet, through a central angle of 7(degrees) 57' 28", an arc length of 250.00 feet;

THENCE (9) North 00(degrees) 59' 44" East, 70.00' to the beginning of a curve;

THENCE (10) From a tangent which bears South 89(degrees) 00' 16" East, easterly along a curve, concave southerly, having a radius of 1870 feet, through a central angle of 9(degrees) 11' 31", an arc length of 300 00 feet;

THENCE (11) South 10(degrees) 11' 15" West, 140.00 feet;

THENCE (12) South 78(degrees) 32' 18" West, 963.45 feet;

THENCE (13) North 70(degrees) 28' 33" West, 400.00 feet;

THENCE (14) South 72(degrees) 18' 35" West, 1096.91 feet;

THENCE (15) North 47(degrees)  40' 16" West,  125.00  feet,  to a point  located
      35.00 feet from the easterly right-of-way of the future extension of Morning Drive;

THENCE (16)  North 42(degrees)  19' 44" East,  1101.03  feet,  on a line that is
      35.00 feet easterly of an parallel to the easterly right-of-way of the future extension of Morning Drive, to the True Point of Beginning

      Containing 20.65 acres more or less

                                                             [SEAL]
                                                REGISTERED PROFESSIONAL ENGINEER
                                                        MORRIS W. TAYLOR
                                                      /s/ Morris W. Taylor
                                                            No 13340
                                                        Exp. Date 3-31-01
                                                              CIVIL
                                                       STATE OF CALIFORNIA

                                   EXHIBIT "A"

                                                                            4951

                               CITY OF BAKERSFIELD
                              ACCESS ROAD EASEMENT

                                  PARCEL NO. 2

      All that portion of Section 5, Township 29 South, Range 29 East, MDB&M, County of Kern, State of California, being a parcel of land, more particularly described as follows:

      A 24 foot wide easement for the construction and operation of an access road commencing at the entrance to the California Living Museum at County Road No. 2239;

THENCE(1) Following existing and new road alignments northwesterly to the base of the bluff, and then continuing westerly along the base of the bluff, northerly of the Bike Path, and northerly and easterly of the Lease Line for the California Living Museum, to a point on the southwest corner of Parcel No. 1, an approximate length of 2230 feet.

      Containing 1.2 acres more or less.

                                                             [SEAL]
                                                REGISTERED PROFESSIONAL ENGINEER
                                                        MORRIS W. TAYLOR
                                                      /s/ Morris W. Taylor
                                                            No 13340
                                                        Exp. Date 3-31-01
                                                              CIVIL
                                                       STATE OF CALIFORNIA

                                   EXHIBIT "A"

                                                                            4951

                               CITY OF BAKERSFIELD
                               PIPE LINE EASEMENT

                                   PARCEL NO.3

      All that portion of Section 5, Township 29 South, Range 29 East, MDB&M, County of Kern, State of California, being a parcel of land described as:

      Commencing  at the  Northwest  corner  of the  Southwest  quarter  of said
Section,

THENCE (1) South 0(degrees) 39' 47" East, along the West line of said Southwest quarter, a distance of 433.02 feet to the centerline of County Road No. 2239 as shown on Map 9P1KRP1aM5, on file in the Kern County Surveyors office;

THENCE (2) South 65(degrees) 07' 49" East, along said centerline,  a distance of
      414.81 feet, to the centerline of the future extension of Morning Drive;

THENCE (3) North 42(degrees) 19' 44" East,  along said extension,  a distance of
      600.00 feet;

THENCE (4) South 47(degrees) 40' 16" East, a distance of 80.00 feet to the easterly right-of-way of the future extension of Morning Drive also being the true point of beginning:

THENCE (5) continuing South 47(degrees) 40' 16" East, a distance of 136.36 feet;

THENCE (6) South 42(degrees) 19' 44" West, a distance of 290.03 feet, to a point on the northerly right-of-way of County Road 2239 (Alfred Harrell Highway);

THENCE (7) along said right-of-way line North 47(degrees) 39' 26" West, a distance of 136.38 feet;

THENCE (8) North 42(degrees) 19' 44" East, a distance of 290.00 feet to the true point beginning.

      Containing 0.91 acres more or less.

                                                             [SEAL]
                                                REGISTERED PROFESSIONAL ENGINEER
                                                        MORRIS W. TAYLOR
                                                      /s/ Morris W. Taylor
                                                            No 13340
                                                        Exp. Date 3-31-01
                                                              CIVIL
                                                       STATE OF CALIFORNIA

                                   EXHIBIT "A"

                                  [MAP OMITTED]

                                                             [SEAL]
                                                REGISTERED PROFESSIONAL ENGINEER
                                                        MORRIS W. TAYLOR
                                                      /s/ Morris W. Taylor
                                                            No 13340
                                                        Exp. Date 3-31-01
                                                              CIVIL
                                                       STATE OF CALIFORNIA

                                   EXHIBIT "A"

                                                 Kennedy/Jenks Consultants

                                                    CITY OF BAKERSFIELD
                                           RESERVOIR, ACCESS & PIPELINE EASEMENT

                                                        PARCEL MAP

                                                      AUGUST 6, 1998
                                                         948608.00

                                                         Figure 1

                                                                            4951

                            CERTIFICATE OF ACCEPTANCE

      THIS IS TO CERTIFY that the interest in real property conveyed by the deed or grant dated September 15, 1998 from County of Kern, to the City of Bakersfield, a political corporation and/or governmental agency is hereby accepted by order of the Council of the City of Bakersfield on September 23, 1998, and the grantee consents to recordation thereof by its duly authorized officer.

DATED: September 25, 1998
       -------------------------

                                            By: /s/ Bob Price
                                                --------------------------------
                                                            BOB PRICE
                                                Mayor of the City of Bakersfield

                                                                     EXHIBIT "B"

                          Proposed Plan of Delivery of
                    City of Bakersfield's Kern River Water to
                      California Water Service Company for
                  Northeast Bakersfield Water Filtration Plant

Introduction

The City of Bakersfield ("CITY") Kern River water supplies vary in quantity from year to year. Thus, the Miscellaneous Water supplies available to the City for diversion to California Water Service Company's ("CAL WATER") filtration plant will fluctuate on an annual basis.

An analysis of the annual water supplies that will be made available to CAL WATER was performed utilizing historical data and review of CITY water right yields.

Assumptions:

                                      CITY:

1.) Honor all presently existing agreements, contracts or documents referring to provisions to supply Kern River water;

2.) Best use its acquired surface storage reservoir space to maximize conservation of miscellaneous water for filtration plant deliveries;

3.) Operate its "2800 Acres" banking and extraction facility to supplement Kern River flows during critically "dry" conditions to provide minimum base flows to filtration plant;

4.) Formulate exchanges or trades of water supplies in anticipation of annual shortages of CITY miscellaneous water;

5.) Exercise the provisions of certain contracts for priority use of Kern River water within CITY boundaries and on CITY properties.

                                   CAL WATER:

1.) Determine a ramp up timetable for the filtration plant initial annual delivery requirement and expansion to full build-out;

2.) Project annual delivery schedule required to meet filtration plant requirements including demands for maximum and minimum month & maximum and minimum day;

3.) Limit take to filtration plant in critically "dry" years to amount necessary to serve only the new customers in the immediate vicinity of the filtration plant;

4.) Optimize use of alternative water supply sources, both treated surface and groundwater resources, in years of critically dry or low flows on the Kern River;

5.) Use best efforts to regulate receiving Kern River waters into its system to minimize peaks and dips in flows.

Projected Annual Delivery Schedules

The delivery schedules are developed to quantify projected water deliveries for the NEWSP under various hydrologic conditions on the Kern River. CITY will attempt to deliver the water in conformance with the Normal Delivery where practical and at the ability and convenience of the CITY. However, CITY may deliver pursuant to the Critically Dry or Maximum Delivery schedules as conditions warrant.

                               1.) NORMAL DELIVERY

=============================================================================================
            PLANT           MAXIMUM      PEAK        MINIMUM       M[NIMUM            ANNUAL
YEAR       CAPACITY          MONTH       FLOW         MONTH         FLOW               TOTAL
            (MGD)            (AF)       (CES)                       (CFS)               (AF)
=============================================================================================
2002          10             1,000        15.5        1,000          15.5              12,000

2007          20             1,900        31          1,900          31                22,800

2012          40             3,700        62          1,900          31                29,500

2017          60             5,500        93          1,900          31                39,600
=============================================================================================

                           2.) CRITICALLY DRY DELIVERY

=============================================================================================
            PLANT           MAXIMUM      PEAK        MINIMUM       M[NIMUM            ANNUAL
YEAR       CAPACITY          MONTH       FLOW         MONTH         FLOW               TOTAL
            (MGD)            (AF)       (CES)                       (CFS)               (AF)
=============================================================================================
2002          10              300           5          200            3.5               4,500

2007          20              500           8          300            5                 4,500

2012          40            1,500          25          500            8                10,525

2017          60            2,000          35          625           10.5              13,825
=============================================================================================

                              3.) MAXIMUM DELIVERY

=============================================================================================
            PLANT           MAXIMUM      PEAK        MINIMUM       M[NIMUM            ANNUAL
YEAR       CAPACITY          MONTH       FLOW         MONTH         FLOW               TOTAL
            (MGD)            (AF)       (CES)                       (CFS)               (AF)
=============================================================================================
2002          10             1,000        15.5        1,000          15.5              12,000

2007          20             1,900        31          1,900          31                22,800

2012          40             3,700        62          2,500          42                37,200

2017          60             5,500        93          3,500          59                54,000
=============================================================================================

Revised Deliveries

If CAL WATER desires to vary its delivery schedule, it may do so by submitting a revised schedule to CITY no later than February 1 of the year for which CAL WATER desires to vary schedule. CITY shall review and advise CAL WATER of approval of revised schedule for that remaining year by March 1 of that year. CITY will make reasonable efforts to deliver the water according to the approved revised schedules. The inability of CAL WATER to accept water when tendered by CITY under schedules herein shall be deemed to be water delivered under terms of this Agreement

                                  [MAP OMITTED]

                                   Exhibit "C"